UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2008

U.S. Concrete, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26025	76-0588680
(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 499-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

We entered into an Executive Severance Agreement between us and William T. Albanese, our Vice President of Business Development - Northern California, effective as of January 18, 2008 (the “Executive Severance Agreement”). The Executive Severance Agreement supersedes the employment agreement, dated May 28, 2003 and amended on May 17, 2005, between us and Mr. Albanese. The Executive Severance Agreement states that Mr. Albanese’s monthly base salary is $14,520 and provides for severance payments and other benefits following termination of Mr. Albanese’s employment under various scenarios, as described below. The Executive Severance Agreement also contains a confidentiality agreement, requiring Mr. Albanese to maintain the confidentiality of confidential information we provide him, as well as a noncompetition agreement that generally extends for one year after Mr. Albanese’s employment terminates. The terms of the Executive Severance Agreement are substantially consistent with the similar agreements we have entered into with other members of our executive management team, except for the specifications as to salary and other compensation (including in the event of a change of control) and as to Mr. Albanese’s title, duties and responsibilities. The following is a summary of severance arrangements included in the Executive Severance Agreement.

In the case of the termination of Mr. Albanese’s employment either by us without “cause” or by him for “good cause,” he would generally be entitled to the following severance benefits:

•
a lump-sum payment in cash equal to Mr. Albanese’s monthly base salary in effect on the date of termination multiplied by 12, together with a prorated amount of monthly base salary for any partial month in which the termination occurs;

•
a lump-sum payment in cash equal to the amount of Mr. Albanese’s (1) target bonus for the bonus year in which the termination occurs, prorated based on the number of days in the bonus year that have elapsed prior to the termination, and (2) unused vacation days earned the year prior to the year in which the termination occurs, plus pro rata vacation days earned in the year in which the termination occurs;

•
payment by us of all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for the benefit of Mr. Albanese (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

•
immediate vesting of all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Albanese by us prior to the date of termination, and immediate lapsing of any restrictions, forfeiture conditions or other conditions or criteria applicable to any such awards on the date of termination.

The Executive Severance Agreement provides similar benefits in the event there is a “change of control” of our company and within one year thereafter Mr. Albanese’s employment is terminated by us without cause or by him for good cause.

In the case of termination by reason of Mr. Albanese’s death or long-term/permanent disability, he or his heirs would be entitled to substantially the same benefits as outlined above for a termination by us without cause or by him for good cause, except that any unvested stock options would not become vested, but instead would terminate immediately.

In the case of a termination of Mr. Albanese’s employment either by us for cause or by him without good cause, he would be entitled to payments for his pro rata monthly base salary and unused vacation, in each case through the date of termination, and (except in the case of a for cause termination for gross negligence or willful misconduct or neglect) all unvested stock options, restricted stock, restricted stock units and other awards held by Mr. Albanese would be cancelled. Also, in the case of a termination by us for cause, all vested stock options held by Mr. Albanese would remain exercisable for a period of up to 90 days, after which they would expire.

Under the Executive Severance Agreement, we would have “cause” to terminate Mr. Albanese’s employment in the event of:

•	his gross negligence, willful misconduct or willful neglect in the performance of his material duties and services to us;

•	his final conviction of a felony by a trial court, or his entry of a plea of nolo contendere to a felony charge;

•
his criminal indictment relating to an event or occurrence for which he was directly responsible which, in the business judgment of a majority of our Board of Directors, exposes our company to ridicule, shame or business or financial risk; or

•	a material breach by him of any material provision of the Executive Severance Agreement.

On the other hand, Mr. Albanese generally would have “good cause” to terminate his employment if there is:

•	a diminution in his then current monthly base salary;

•	a material change in the location of his principal place of employment by us;

•	any material diminution in his current position or any title or position to which he has been promoted;

•
any material diminution of his authority, duties or responsibilities from those commensurate and consistent with the character, status and dignity appropriate to his current position or any title or position to which he has been promoted (provided, however, that if at any time he ceases to have such duties and responsibilities because we cease to have any securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or cease to be required to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended, then his authority, duties and responsibilities will not be deemed to have been materially diminished solely due to the cessation of such publicly traded company duties and responsibilities); or

•	any material breach by us of any material provision of the Executive Severance Agreement, including any failure by us to pay any amount due under the Executive Severance Agreement.

Under the Executive Severance Agreement, a “change in control” will be deemed to have occurred on the earliest of any of the following dates:

•
the date our company merges or consolidates with any other person or entity, and the voting securities of our company outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation;

•	the date our company sells all or substantially all of our assets to any other person or entity;

•	the date our company is dissolved;

•
the date any person or entity together with its affiliates becomes, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all then outstanding voting securities of our company; or

•
the date the individuals who currently constitute the nonemployee members of our Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the non-employee members of our Board, provided that, for purposes of this clause, any person becoming a director whose election or nomination for election by our stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board then still in office (or whose election or nomination was previously so approved) will be considered as though such person were a member of the Incumbent Board.

The terms of the Executive Severance Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K, are hereby incorporated by reference in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Executive Severance Agreement, dated as of January 18, 2008, by and between U.S. Concrete, Inc. and William T. Albanese

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: January 22, 2008	By:	/s/ Robert D. Hardy
Robert D. Hardy
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Executive Severance Agreement, dated as of January 18, 2008, by and between U.S. Concrete, Inc. and William T. Albanese